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                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                         AMENDMENT NO. SIX TO
                               FORM SB-2
                      SEC FILE NO.: 333-124829

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         DRIFTWOOD VENTURES, INC.
                       ---------------------------
             (Name of small business issuer in its charter)

   NEVADA                 1000                  Applied For
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number) Identification No.) incorporation or organization)

                            Driftwood Ventures, Inc.
                             Steven Chan, President
                             1463 Park Drive, Surrey
                            British Columbia, Canada
                                     V3R 5P2
                            Telephone: (250) 729-5731
                            Facsimile: (604) 831-2735
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                            Val-U-Corp Services, Inc.
                         1802 N Carson Street, Suite 212
                         Carson City, Nevada, USA 89701
                             Telephone: 775-887-8853
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.         | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

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                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $90,700         $0.10           $90,700     $10.68
-----------------------------------------------------------------------

(1) Based on the last sales price on December 30, 2004.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated August 2, 2006

                          Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on August 2, 2006.

                              Driftwood Ventures, Inc.

                              By:/s/ Steven Chan
                              ------------------------------
                              Steven Chan
                              President, Chief Executive Officer,
                              Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED       DATE

/s/ Steven Chan            President, Chief Executive         August 2, 2006
-----------------------    Officer, Secretary and
Steven Chan                Director

/s/ Keith Smith            Treasurer, Principal               August 2, 2006
-----------------------    Accounting Officer, Principal
Keith Smith                Financial Officer and Director